UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2024
Couchbase, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40601	26-3576987
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3250 Olcott Street, Santa Clara, California 95054
(Address of principal executive offices, including zip code)
(650) 417-7500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	BASE	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On August 1, 2024, Couchbase, Inc. (the “Company”) and SR Winchester, LLC (the “Landlord”) entered into an office lease (the “Lease”) pursuant to which the Company will lease space located at 3155 Olsen Drive in San Jose, California (the “Leased Space”) as the Company’s new corporate headquarters.
The Leased Space consists of approximately 24,000 square feet on a single floor. The Lease term is anticipated to commence on February 1, 2025 or such earlier date as the Company begins occupancy of the Leased Space for its business operations.
The term of the Lease is 91 months from the commencement date. The Company has the right to extend the term of the Lease for an additional seven years at the then-prevailing market rate. The Lease provides that minimum rent will abate during the seven-month period following the commencement date. The annual minimum rent, to be paid in equal monthly installments, will consist of approximately $850,000 for the full initial lease year and increase to approximately $1.2 million for the following full lease year. Thereafter, minimum rent will increase by approximately 3.0% per annum over the rest of the initial Lease term. The Company is also responsible for paying its share of operating expenses, taxes and utilities.
Pursuant to the Lease, the Company provided the Landlord an irrevocable letter of credit in the amount of approximately $867,000 in lieu of a cash security deposit. Further, the Landlord is required to provide a tenant work allowance of approximately $4 million for costs relating to the design and construction of improvements to the Leased Space. The Lease includes various covenants, acceleration, recapture, insurance, indemnities, remedies, termination rights, sublease and transfer rights and other provisions customary for lease transactions of this nature.
The foregoing summary of the Lease is only a summary of the material terms of the Lease, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of the Lease, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2024.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUCHBASE, INC.

/s/ Greg Henry
By:	Greg Henry
Title:	Chief Financial Officer (Principal Financial Officer)

Date: August 7, 2024